SECURITIES AND EXCHANGE COMMISSION

                      Washington, D.C. 20549

                       ___________________

                             Form 8-K


                          CURRENT REPORT


                Pursuant to Section 13 or 15(d) of
               the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):   9-1-98



                 AMERON INTERNATIONAL CORPORATION
      (Exact name of registrant as specified in its charter)



         Delaware               1-9102          77-0100596
(State or other jurisdiction  (Commission      (I.R.S. Employer
of Incorporation)             File Number)     Identification
No.)


245 South Los Robles Ave., Pasadena, California     91101
(Address of principal executive offices)          (Zip Code)


Registrant's telephone number, including area code:
                 (626) 683-4000



Item 5   Other Events.

     The attached announcement was released to the news media on September 1, 1998.























                            SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              AMERON INTERNATIONAL CORPORATION



Date: September 3, 1998      By:  /s/ Javier Solis
                                  -------------------------
                                  Javier Solis
                                  Senior Vice President and
                                  Secretary

Contacts:
James S. Marlen, Chairman, President & Chief Executive Officer
Gary Wagner, Senior Vice President, Chief Financial Officer
Telephone:  626-683-4000





September 1, 1998

Ameron International announces stock repurchase program


PASADENA, Calif. Ameron International Corporation (NYSE: AMN) announced today that its Board of Directors had authorized the repurchase of up to 10% of the Company's 4 million outstanding common shares. Ameron would repurchase the shares from time to time by means of open market purchases, depending on availability, its cash position and price.

     James S. Marlen, chairman, president and chief executive officer stated that "today's repurchase authorization reflects the Board's continuing confidence that, at its current market price levels, Ameron stock represents an excellent investment. The action confirms the Board's and management's commitment to enhance shareholder value."

     Ameron is a leading producer of high-performance coatings and finishes, fiberglass and composite pipe, concrete and steel pipe systems and other specialized construction products. The company operates businesses in North America, South America, Europe, Asia and Australasia.